SCHEDULE 14A
                        Rule 14a-101
           INFORMATION REQUIRED IN PROXY STATEMENT
                  SCHEDULE 14A INFORMATION
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          Exchange Act of 1934 (Amendment No.    )

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<    Soliciting Material Pursuant to Rule 14a-11 (c) or Rule
14a-12

               Meridian Insurance Group, Inc.

      (Name of Registrant as Specified in its Charter)
____________________________________________________________
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                                        April 2, 1997



Dear Shareholder:

   The directors and officers of Meridian Insurance Group, Inc., join me in extending to you a cordial invitation to attend the Annual Meeting of our shareholders. This meeting will be held at 2:00 p.m., Wednesday, May 14, 1997, in our home office at 2955 North Meridian Street, Indianapolis, Indiana, in the Pennsylvania Room.

   At our Annual Meeting, we will review our performance in 1996 and report on other developments at Meridian Insurance Group, Inc. We intend to make our Annual Meeting as informative and interesting as we can, and we hope you will plan to attend.

   The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. After reading the Proxy Statement, please mark, sign, and return the enclosed Proxy Card to ensure that your votes on the business matters of the meeting will be recorded.

   We encourage you to attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postpaid envelope provided. You may cancel the proxy anytime before voting at the meeting, or you may vote in person on all matters brought before the meeting. All of us look forward to seeing you on May 14.


                                        Sincerely,



                                        Norma J. Oman
                                        President  and
                                        Chief  Executive
 Officer













              MERIDIAN  INSURANCE  GROUP,  INC.

        NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS

                   To be Held May 14, 1997









To the Shareholders of
MERIDIAN  INSURANCE  GROUP,  INC.

   The  Annual Meeting of Shareholders of MERIDIAN INSURANCE
GROUP,          INC.,         will          be          held
at 2:00 p.m., Eastern Standard Time, on May 14, 1997, in the
Company's  home  office  at  2955  North            Meridian
Street, Indianapolis, Indiana, in the Pennsylvania Room for the following purposes:

1.   To elect four persons as directors;

2.    To  consider  and vote upon a proposal  to  amend  the
Company's    Restated   Articles   of    Incorporation    to
create a new class of preferred shares; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on March 14, 1997, as the record date for determining the shareholders entitled to notice of and to vote at the Annual
Meeting.

   Whether or not you plan to attend the meeting in person, please complete and return the enclosed proxy card in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions.

  A copy of the Annual Report for fiscal year ended December
31, 1996, is being mailed to shareholders together with this notice.


                                 By Order of the Board of
Directors,




                                 J. Mark McKinzie
                                 Vice President, Secretary
                                 and General Counsel



April 2, 1997
Indianapolis, Indiana



              MERIDIAN  INSURANCE  GROUP,  INC.

                 2955 North Meridian Street
                        P.O. Box 1980
                 Indianapolis, Indiana 46206

                      PROXY  STATEMENT


   This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to shareholders on or about April 2, 1997, are being furnished in connection with the solicitation by the Board of Directors of Meridian Insurance Group, Inc. ("MIGI" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m., Eastern Standard Time, on May 14, 1997, in the Company's home office at 2955 North Meridian Street, Indianapolis, Indiana, in the Pennsylvania Room, or at any adjournment thereof.

  Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. The proxy card provides space for a shareholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the shareholder chooses to do so. Any proxy not specifying to the contrary will be voted for the election of the nominees for director named below and in favor of the proposal to amend the Company's Restated Articles of Incorporation to create a new class of preferred shares. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice thereof to the Secretary of MIGI.

   Election of directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Proposal 2 will be approved at the Annual Meeting if a quorum is present and votes cast in favor of the proposal exceed votes cast against the proposal. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, neither broker non-votes nor abstentions will affect the determination of whether a nominee is elected as a director or whether Proposal 2 is approved.

   The cost of solicitation of proxies in the accompanying form will be borne by MIGI, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of MIGI by MIGI's officers and employees in person or by telephone. MIGI, upon request therefor, will also reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

   MIGI has only one class of shares outstanding, its Common Shares. The holders of MIGI Common Shares of record at the close of business on March 14, 1997, will be entitled to notice of and to vote at the Annual Meeting, with each holder being entitled to one vote for each share so held. There are no cumulative voting rights.

   As of the close of business on March 14, 1997, MIGI had outstanding 6,779,375 Common Shares. A majority of the outstanding shares, present in person or by proxy, will constitute a quorum at the Annual Meeting. As of March 14, 1997, Meridian Mutual Insurance Company ("Meridian Mutual") owned 3,150,000 Common Shares, or approximately 46.5 percent of MIGI's outstanding Common Shares. Meridian Mutual has advised MIGI that Meridian Mutual will vote its shares in favor of the election of Messrs. Barnette, Broughton, Humke, and Sams and in favor of the proposal to amend the Company's Restated Articles of Incorporation.

                              1
          BENEFICIAL  OWNERSHIP  OF  COMMON  SHARES


   The following table sets forth, as of March 14, 1997, the number and percentage of MIGI's outstanding Common Shares beneficially owned by each director of MIGI, each executive officer listed in the Summary Compensation Table, all directors and executive officers of MIGI as a group, and each person who is known by MIGI to own beneficially more than five percent of its Common Shares. The persons named in this table have sole voting and dispositive power with respect to all Common Shares owned by them, unless otherwise noted.

                                    Shares           Percent  of
Name  of  Individual              Beneficially       Outstanding
or  Identity  of  Group              Owned           Common Shares


Principal Shareholder:
Meridian Mutual Insurance Co.       3,150,000           46.5%
2955 N. Meridian Street
P.O. Box 1980
Indianapolis, Indiana 46206

Union Automobile Insurance Company    677,000(1)         9.9%
303 E. Washington Street
Bloomington, Illinois  61701

Franklin Resources, Inc.              400,000 (2)        5.9%
Charles B. Johnson
Rupert H. Johnson, Jr.
777 Mariners Island Blvd.
San Mateo, California  94404
Franklin Advisory Services, Inc.
One Parker Plaza, 16th Floor
Ft. Lee, New Jersey  07024

Directors and Officers:
Ramon L. Humke                         7,000(3)            *
Norma J. Oman                         96,142(4)          1.4%
Harold C. McCarthy                    27,475(3)            *
Sarah W. Rowland                       2,200(3)            *
Joseph D. Barnette, Jr.                7,000(3)(5)         *
Scott S. Broughton                    21,000(6)            *
David M. Kirr                          7,000(3)            *
John T. Hackett                        4,500(3)            *
Van P. Smith                           3,000(3)(7)         *
Thomas H. Sams                         2,000(8)(9)         *
Steven R. Hazelbaker                  19,189(10)           *
J. Mark McKinzie                      24,174(11)           *
Brent Hartman                         30,407(12)           *
Timothy J. Hanrahan                   24,387(13)           *

All directors and executive          301,966(14)         4.3%
officers as a group (15 persons)

*Beneficially   owns  less  than  one  percent   of   MIGI's
outstanding Common Shares.

(1)
According to information contained in a Schedule 13G filing with the Securities and Exchange Commission made by Union Automobile Insurance Company ("Union") dated December 27, 1996, Union has sole voting and sole dispositive power with respect to 677,000 Common Shares beneficially owned by Union through its wholly-owned subsidiaries, American Union Life Insurance Company and Prairie State Farmers Insurance Company. Union is owned by American Union Financial Corporation, whose common stock is owned 50 percent  by Gregory M. Shepard and  50 percent by  Tracy  M.
Shepard.

(2)
Franklin Advisory Services, Inc., Franklin Resources,  Inc.,
Charles       B.      Johnson,      and      Rupert       H.
Johnson,  Jr., filed a Schedule 13G with the Securities  and
Exchange       Commission       in       February       1997
with  regard to 400,000 Common Shares of MIGI.  The Schedule
13G         states         that        those         400,000
Common Shares are beneficially owned by one or more open  or
closed-end               investment                companies
or  other  managed accounts which are advised by direct  and
indirect                 investment                 advisory
subsidiaries ("Adviser Subsidiaries") of Franklin Resources,
Inc.       ("FRI").       Such      advisory       contracts
grant to such Adviser Subsidiaries all voting and investment
power      over      the      securities      owned       by
such advisory clients. Therefore, such Adviser Subsidiaries may be deemed to be beneficial owner of the Common Shares covered by the Schedule 13G filing.
Charles       B.      Johnson      and       Rupert       H.
Johnson, Jr. ("Principal Shareholders") each own in excess of 10 percent of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be
deemed to be the beneficial owner of securities held by persons and entities advised by FRI or its subsidiaries. FRI, the Principal Shareholders, and each of the Adviser
Subsidiaries                  disclaim                   any
economic  interest or beneficial ownership  in  any  of  the
Common    Shares    covered    by    the    Schedule     13G
filing.

(3)
Includes  options  to purchase 2,000 Common  Shares  granted
under        MIGI's       1994       Outside        Director
Stock Option Plan.

(4)
Includes 75,032 Common Shares which Ms. Oman has the  option
to             purchase             under             MIGI's
Incentive Stock Plan.

(5)
Includes 2,000 Common Shares held by Mr. Barnette's wife, as
to      which     stock     he     shares     voting     and
dispositive power.

(6)                                                       In
connection  with  the  Company's  acquisition  of   Citizens
Security        Group        Inc.        ("CSGI"),        of
which  Mr.  Broughton  was  President  and  Chief  Operating
Officer,       Mr.       Broughton       entered        into
a  Consulting  Services Agreement with  the  Company  which,
among        other        matters,       provided        for
the grant to Mr. Broughton of an option to purchase 20,000 Common Shares of the Company.

(7)
Includes  1,000  Common Shares held  by  the  Van  P.  Smith
Revocable Trust, as to which shares
  Mr. Smith has sole voting and dispositive power.

(8)
Includes  1,000 Common Shares owned by Waldemar  Industries,
Inc.,       which       is       solely       owned       by
Mr. Sams.

(9)
Includes  options  to purchase 1,000 Common  Shares  granted
under        MIGI's       1994       Outside        Director
Stock Option Plan.

(10)
Includes 18,189 Common Shares which Mr. Hazelbaker  has  the
option         to        purchase        under        MIGI's
Incentive Stock Plan.

(11)
Includes  16,674  Common Shares which Mr. McKinzie  has  the
option         to        purchase        under        MIGI's
Incentive Stock Plan.

(12)
Includes  22,737  Common Shares which Mr.  Hartman  has  the
option         to        purchase        under        MIGI's
Incentive Stock Plan.
(13)
Includes  14,173  Common Shares which Mr. Hanrahan  has  the
option         to        purchase        under        MIGI's
Incentive Stock Plan.

(14)
Includes 196,205 Common Shares subject to options to purchase under MIGI's Incentive Stock Plan or MIGI's 1994 Outside Director Stock Option Plan. Does not
include           Common           Shares           directly
owned by Meridian Mutual of which such persons are officers or directors.

                   ELECTION  OF  DIRECTORS

   The Board of Directors consists of ten directors divided into three classes of at least three directors each, with the terms of one class of directors expiring at each Annual Meeting of Shareholders. Directors serve for terms of three years. It is the policy of MIGI that at least two members of the Board of Directors will be persons not otherwise affiliated with MIGI or Meridian Mutual.

   The terms of Messrs. Joseph D. Barnette, Jr., Scott S. Broughton, Ramon L. Humke, and Thomas H. Sams will expire at the Annual Meeting, and Messrs. Barnette, Broughton, Humke, and Sams have been nominated for an additional term of three years. The other directors listed in the table below have terms of office which expire in 1998 or 1999.

   Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

      Name                    Age              Capacity
Nominees for election as directors
with terms expiring in 2000:

Joseph D. Barnette, Jr.       57               Director
Scott S. Broughton            42               Director
Ramon L. Humke                64               Director
Thomas H. Sams                55               Director

Directors continuing in office
with terms expiring in 1999:

Harold C. McCarthy            70               Director
Sarah W. Rowland              64               Director
Van P. Smith                  68               Director

Directors continuing in office
with terms expiring in 1998:

Norma J. Oman                 49               President, Chief Executive
                                               Officer and Director
David M. Kirr                 59               Director
John T. Hackett               64               Director

  Mr. Barnette has served as a director of the Company since 1988. Mr. Barnette is the Chief Executive Officer and Chairman of the Board of Bank One, Indianapolis, NA, Bank One, Indiana, NA, and Banc One Indiana Corporation. Mr. Barnette also serves as a director of IPALCO Enterprises, Inc.


   Mr. Broughton has served as a director of MIGI since July 31, 1996. Mr. Broughton was President and Chief Operating Officer of CSGI and its insurance subsidiaries from 1992 through July 1996 when those companies were acquired by MIGI. Since August 1996, he has been Chairman and Chief Executive Officer of VIS'N, Inc., of Red Wing, Minnesota, which provides claims and information technology services to property and casualty insurance companies.

   Mr. Humke has served as a director of MIGI since 1987 and as Chairman since 1992. He is also Chairman of the Board of Directors of Meridian Mutual. Mr. Humke has been the President, Chief Operating Officer, and a director of Indianapolis Power and Light Company since 1990. Mr. Humke is also a director of IPALCO Enterprises, Inc., LDI Management, Inc., and NBD Bank, N.A.

   Mr. Sams has served as a director of the Company since 1994. Mr. Sams has been President, Chief Executive Officer, and a director of Waldemar Industries, Inc., an investment holding company in Indianapolis, Indiana, since 1967. He is also a director of NBD Bank, N.A., IPALCO Enterprises, Inc., and Mid-America Capital Resource, Inc.

  Ms. Oman was elected President and Chief Executive Officer of MIGI in 1991, having served as an Executive Vice President since 1990. She became President and Chief
Executive  Officer  of Meridian        Mutual  and  Meridian
Security Insurance Company ("Security") in 1990 after functioning as an executive officer of both companies since 1983. Ms. Oman has served as a director of MIGI since 1991 and is also a director of Meridian Mutual and Bank One, Indianapolis, NA.

  Mr. Kirr has served as a director of MIGI since 1992.  Mr.
Kirr  has  been the President of Kirr, Marbach & Company,  a
Columbus, Indiana, investment advisory firm, since 1975.

   Mr. Hackett has served as a director of the Company since
1992  and  is  also  a director of Meridian          Mutual.
Since 1991, Mr. Hackett has been a Managing General Partner of CID Equity Partners, L.P., a venture capital firm. Mr. Hackett also serves as a director of Ball Corporation, Irwin Financial Corporation, and Wabash National Corporation.

   Mr.  McCarthy has served as a director of MIGI since 1986
and  is also a director of Meridian Mutual.              Mr.
McCarthy is now retired but previously served as President and Chief Executive Officer of the Company, Meridian Mutual, and Security.

   Ms. Rowland has served as a director of the Company since
1994 and is also a director of Meridian        Mutual.   Ms.
Rowland was elected Chief Executive Officer and Chairman  of
the   Board  of  Rowland                Design,   Inc.,   an
Indianapolis, Indiana, interior design and space planning firm in 1993. From 1968 to 1993, Ms. Rowland served as President and Chief Executive Officer of The Rowland Associates, Inc. She also is a director of NBD Bank, N.A., and IPALCO Enterprises, Inc.

   Mr. Smith has served as a director of MIGI since 1993 and is also a director of Meridian Mutual. Since 1963, Mr. Smith has been the Chairman of the Board of Ontario
Corporation, a holding company headquartered in Muncie, Indiana, whose subsidiaries provide metallurgically based services, computer software, and computer hardware component manufacturing. Mr. Smith also serves as a director of Lilly Industries, Inc., CINergy Corp., and P.S.I. Energy, Inc.







               BOARD  OF  DIRECTORS'  MEETINGS

   During  1996,  the  MIGI  Board  of  Directors  held  six
meetings. During 1996, each director attended at least 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she
served, with the exception of          Mr. Smith.  The Board
of Directors has an Audit Committee, a Finance and Investment Committee, a Compensation Committee, a Pooling Agreement Committee, and a Nominating Committee, each of which normally holds joint meetings with similar committees of the Meridian Mutual Board of Directors.

   The Audit Committee held four meetings during 1996. It presently consists of Messrs. Barnette, Hackett, and Humke. The Audit Committee reviews and acts on reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of MIGI, the nature of services performed for MIGI by and the fees to be paid to the independent auditor, the performance of MIGI's independent and internal auditors and the accounting practices of MIGI. The Audit Committee also recommends to the Board of Directors the independent auditor to be appointed by the Board. As discussed under "Description of Pooling Agreement," the Audit Committee monitors the parties' relationships under the pooling agreement.

  The Compensation Committee, currently comprised of Messrs. Smith, Humke, and Sams, met twice during 1996. The main functions of this committee are to establish and administer the executive compensation program and any incentive compensation plans and also to review salary and employee benefit programs. A committee composed of Messrs. Smith, Humke, and Sams also administers the 1996 Employee Incentive Stock Plan.

  The Finance and Investment Committee presently consists of Directors Barnette, Hackett, Humke, Kirr, and Oman. The committee held four meetings during 1996. The main functions of the Finance and Investment Committee are to establish investment policy and guidelines and to review and approve any investment transactions of MIGI.

    The Nominating Committee presently is composed of Directors Humke, McCarthy, and Oman and met once during 1996. The Nominating Committee recommends to the Board candidates for nomination as directors. The committee will consider nominees recommended by shareholders for election
to  the          Board  of  Directors.  The  names  of  such
nominees, accompanied by relevant biographical information, should be submitted to the Secretary of MIGI.

   The Pooling Agreement Committee presently consists of Messrs. Barnette, Hackett, Humke, and Kirr but did not meet during 1996. At the request of the Audit Committee, the Pooling Agreement Committee, together with Meridian Mutual's Pooling Agreement Committee, will review the relationships among the parties under the pooling agreement and determine whether the percentage participation of the parties continues to bear an appropriate relationship.

          CERTAIN  RELATIONSHIPS  AND  TRANSACTIONS

   MIGI was formed by Meridian Mutual in 1986 and was a wholly-owned subsidiary of Meridian Mutual until March 1987. At that time MIGI sold 1,700,000 Common Shares in a public offering, which reduced Meridian Mutual's ownership of
MIGI's outstanding Common Shares from 100 percent to approximately 65 percent. On May 5, 1993, MIGI completed a public offering of an additional 1,725,000 Common Shares, thereby reducing Meridian Mutual's ownership of MIGI's outstanding Common Shares to approximately 46.8 percent. On July 31, 1996, the Company acquired CSGI and its property and casualty insurance subsidiaries, Citizens Fund Insurance Company ("Fund") and Insurance Company of Ohio ("ICO"), and became affiliated with Citizens Security Mutual Insurance Company ("CSM"). References in this Proxy Statement to "Citizens Security Group" include Fund, ICO, and CSM.

   MIGI's operations through its wholly-owned subsidiaries, Security, Fund, and ICO, are interrelated with the operations of CSM and Meridian Mutual, an Indiana mutual property and casualty company. MIGI believes that its various transactions with Meridian Mutual and CSM, which are summarized herein, have been on terms no less favorable to MIGI than the terms that could have been negotiated with an independent third party.

   MIGI obtains the majority of its insurance business pursuant to a pooling agreement with Meridian Mutual and CSM. In addition, through 1996, Meridian Mutual provided the facilities, employees and most services required to conduct the business of MIGI. During 1996, MIGI paid
$293,633 to Meridian Mutual for administrative and other services provided to MIGI.

   In connection with the Company's acquisition of CSGI, the Company entered into a Consulting Services Agreement with Mr. Scott Broughton. The Consulting Services Agreement is effective for a five-year period ending July 31, 2001, and provides that MIGI shall pay Mr. Broughton a consulting fee of $175,000 per year in exchange for his consulting services and advice regarding the Citizens Security Group, as requested by the Company. In the event of Mr. Broughton's disability or death prior to July 31, 2001, the Company will continue to make the payments to Mr. Broughton or his estate.

   VIS'N, Inc., of which Mr. Broughton is Chairman and CEO, has agreements with the Citizens Security Group to provide claims handling and information technology services to those companies. From the date of their acquisition by MIGI through the end of 1996, the Citizens Security Group paid VIS'N, Inc. $389,008 under the information technology services agreement, which could be terminated immediately for the reasons specified therein or will expire July 31, 1999. For the same period during 1996, the Citizens Security Group paid VIS'N, Inc. $1,242,713 for claims handling and administration. The claims administration agreement is terminable by Citizens Security Group immediately for the reasons specified in the agreement or after July 31, 1999, at the election of Citizens Security Group. The fees paid to VIS'N under these agreements are lower that what Citizens Security Group has spent historically for these services.

Description  of  Pooling  Agreement

   Since January 1, 1981, MIGI's wholly-owned subsidiary, Security, has been a party to a reinsurance pooling agreement with Meridian Mutual covering all of the property and casualty insurance written by the parties. With the acquisition of Citizens Security Group Inc., and affiliation with CSM, the reinsurance pooling agreement was amended effective August 1, 1996, to also include all the property and casualty insurance written by CSM, Fund, and ICO. Consequently, all premiums, losses, loss adjustment expenses and the underwriting and administrative expenses of Meridian Mutual, Security, CSM, Fund, and ICO are shared among the parties in accordance with the participation percentages established under the pooling agreement: 74 percent for the Company's insurance subsidiaries, 22 percent for Meridian Mutual, and four percent for CSM. The participation percentages were fixed with reference to the relative historical net written premiums of the companies. Therefore, each company's relative share of underwriting revenues (and losses and expenses) was not significantly altered as an immediate result of the acquisition. The previous participation percentages of 74% for Security and 26% for Meridian Mutual were established effective May 1, 1993, following the receipt by Security of $18 million in proceeds from the second public offering of Common Shares by the Company.

The Boards of Directors of the Company and Meridian Mutual have delegated to their respective Audit Committees the responsibility of monitoring the parties' relationships under the pooling agreement pursuant to such procedures as those committees may deem necessary and appropriate. The Audit Committee of the Company is comprised of Messrs. Barnette, Hackett, and Humke; the Audit Committee
of Meridian Mutual is comprised of Messrs. Hackett, Humke, and James D. Price, a member of the Board of Directors of Meridian Mutual who is not otherwise affiliated with the Company. The Audit Committees have established guidelines for reviewing the participation percentages at least annually and for referring to the Pooling Agreement Committees of MIGI and Meridian Mutual any decision to change the participation percentages. MIGI's Pooling Agreement Committee consists of Messrs. Barnette, Hackett, Humke, and Kirr while Meridian Mutual's Pooling Agreement Committee is composed of Mr. Hackett, Mr. Humke, and Ms. Oman. Future events that could affect the participation percentages among the parties include, among others, the receipt by Meridian Mutual of dividends on the Common Shares of the Company held by it, changes in the capital structure or asset values of Meridian Mutual, Security, CSM, Fund, or ICO, different effective rates of income taxation, or other factors which disproportionately affect the surplus of the companies.

  The Company and Meridian Mutual have conflicting interests with respect to the establishment of the respective ratios of the parties under the pooling agreement, the allocation of expenses not related to insurance underwriting, business and investment philosophies, profit objectives, cash management, dividend policy and possibly other matters. The business and operations of the Company are integrated with and dependent upon the business and operations of Meridian Mutual. Management of Meridian Mutual determines which expenses are associated with underwriting operations (and therefore shared by the parties under the pooling agreement), and also selects and values the assets and liabilities transferred among Meridian Mutual, Security, CSM, Fund, and ICO pursuant to the pooling agreement. The pooling agreement contains no specific provisions regarding the procedures to be followed in making these decisions.

   In arriving at decisions involving matters in which Meridian Mutual has an interest, the directors of the Company will be governed by their fiduciary duties to the Company and its shareholders, but those directors who also are directors of Meridian Mutual also owe fiduciary duties to the policyholders of Meridian Mutual, and no procedures have been established under which those decisions would be made by disinterested directors. The terms of the pooling agreement preclude conflicts which could arise in deciding which risks are to be insured by each of the participants by making the results of the operations of all the participants dependent on the results of the total business covered by the pooling agreement. Because the pooling agreement covers all of the property and casualty business of the parties, all the companies will have identical underwriting ratios from the pooled business as long as the pooling agreement remains in effect.

   The pooling agreement has no fixed term and provides that it is to remain in force with respect to any party to the agreement until canceled by the mutual consent of Meridian Mutual and the party wishing to terminate the agreement. The pooling agreement may be amended or terminated without the necessity of a vote by the shareholders of the Company. In the event of termination of the pooling agreement, the terminating party would transfer back to Meridian Mutual the liabilities ceded to it by Meridian Mutual and Meridian Mutual would transfer back to the terminating party the liabilities ceded to it by said terminating party, and each party would receive from the other assets in an amount equal to the amount of the policy liabilities received by it. If the pooling agreement had been terminated at the end of February 1997, approximately 12 percent of the assets and liabilities subject to the pooling agreement would have been transferred to the Company's insurance subsidiaries. The Company would continue to own all of the outstanding Common Shares of Security, ICO, and Fund.

  The approval of the Indiana, Minnesota, and Ohio Insurance Commissioners is required to change the participation percentages of the parties to the pooling agreement or to terminate the pooling agreement; however, the requirement for such approvals is for the protection of the policyholders of Security, Fund, ICO, CSM, and Meridian Mutual and not for the protection of shareholders of the Company. The Company intends that its insurance subsidiaries will continue their participation in the pooling agreement, absent some unforeseen change in circumstances.

                   EXECUTIVE  COMPENSATION

   All of the Company's officers also serve as officers of Meridian Mutual. The following table sets forth information with respect to the aggregate compensation paid during each of the last three years by the Company and Meridian Mutual to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus, for their services to both the Company and Meridian Mutual, exceeded $100,000 during 1996. Annual compensation includes amounts deferred at the officer's election.

                 Summary Compensation Table

                                                Long-Term Compensation
                          Annual Compensation      Awards   Payouts

                                                   Securities
                                          Other    Under-            All
Name and                                  Annual   lying     LTIP    Other
Principal                Salary   Bonus   Compen-   Options/  Pay-   Compen-
Position             Yr    $      ($)(1)  sation    SARS      outs   sation
                                          ($)(2)    (#)(3)  ($)(4)   ($)(5)

Norma J. Oman        96  268,846   _0_    $ 97,566   _0_     _0_   $110,319
President/Chief      95  258,558  $260,000 135,656   _0_     _0_    122,377
Executive Officer    94  244,904   247,500  73,095 75,032  71,250     2,700
Steven R. Hazelbaker 96  129,423   _0_       _0_     _0_     _0_      3,883
Vice President       95  124,423    87,50    _0_     _0_     _0_      1,499
Chief Financial      94  108,077    25,00    _0_     _0_     _0_       _0_
Officer and Treasurer
Brent Hartman        96  128,846    _0_      1,900   _0_     _0_     16,913
Senior V. President  95  118,846    96,000   2,813   _0_     _0_      9,718
                     94  100,346    88,000  38,333 22,737  47,500     1,806

J. Mark McKinzie     96  119,423    _0_     64,871    _0_    -0-      3,583
Vice President       95  114,423    80,500   8,292    _0_    _0_      2,746
Secretary and        94  109,423    66,000  42,889 16,674  47,500     1,970
General Counsel

Timothy J. Hanrahan  96  103,538    _0_     66,723    _0_    _0_     14,124
Vice President       95  112,251    60,000  29,945    _0_    _0_      4,141
                     94   93,156    56,100  38,828 14,173  47,500     1,676

(1) The bonuses reflect cash earned during the fiscal year and paid during the next fiscal year.

(2)              The 1996 Other Annual Compensation includes
a) the pay-out for termination of executive car allowance program: Ms. Oman, $45,000; Mr. McKinzie,
$35,000; and Mr. Hanrahan, $35,000; and              b)  tax
reimbursement  payments  of $44,434,  $1,900,  $29,419,  and
$28,478  for Ms. Oman, Mr. Hartman,           Mr.  McKinzie,
and  Mr.  Hanrahan,  respectively.  The  1995  Other  Annual
Compensation    reports                            a)    tax
reimbursement  payments  of $14, 389,  $1,638,  $7,117,  and
$8,993  for Ms. Oman, Mr. Hartman,            Mr.  McKinzie,
and  Mr.  Hanrahan, respectively, and b) the taxable portion
of   exercised  stock  options,           that   being   the
difference between the fair market value of the stock on the
date  of exercise and the             option price amounting
to  $121,267, $1,175, $1,175, and $20,952 for Ms. Oman,  Mr.
Hartman,                        Mr.   McKinzie,   and    Mr.
Hanrahan,  respectively.  The 1994 Other Annual Compensation
reports tax             reimbursement payments.

(3) Options to acquire Common Shares granted pursuant to the Employee Incentive Stock Plan.

(4)   In  1994 under a December 1992 restricted stock grant,
Ms.   Oman  and  Messrs.  McKinzie,  Hartman,            and
Hanrahan  became  vested in 6,000, 4,000, 4,000,  and  4,000
Common Shares, respectively, valued          at $11.875  per
share on the vesting date.

(5)   For  1996,  consists  of  Meridian  Mutual's  matching
contributions of $4,500, $3,883, $3,865,  $3,583,        and
$3,106  to the Section 401(k) deferred compensation accounts
of   Ms.  Oman,  Mr.  Hazelbaker,        Mr.  Hartman,   Mr.
McKinzie, and Mr. Hanrahan, respectively; and accruals under
the Supplemental         Retirement Income Plan of $105,819,
$13,048, and $11,018 for the accounts of Ms. Oman, Mr. Hartman, and Mr. Hanrahan, respectively. For 1995,
consists  of  Meridian Mutual's matching       contributions
of $3,600, $2,852, $1,499, $2,746, and $2,334 to the Section
401(k) deferred          compensation accounts of Ms.  Oman,
Mr.    Hartman,   Mr.   Hazelbaker,   Mr.   McKinzie,    and
Mr.   Hanrahan,   respectively;  and  accruals   under   the
Supplemental  Retirement  Income  Plan  of         $118,777,
$6,866,  and  $1,807  for  the accounts  of  Ms.  Oman,  Mr.
Hartman, and Mr. Hanrahan,         respectively.  For  1994,
consists  of  Meridian  Mutual's matching  contributions  of
$2,700,  $1,970,          $1,806, and $1,676 to the  Section
401(k) deferred compensation accounts of Ms. Oman, Mr. McKinzie, Mr. Hartman, and Mr. Hanrahan, respectively.

   The officers of MIGI serve at the discretion of the Board
of  Directors which elects the officers for a  term  of  one
year.   There is no family relationship between any  of  the
officers of the Company.

   Mr. McKinzie, age 43, has been an attorney for MIGI, Meridian Mutual, and Security since 1989, serving as General Counsel and Secretary of all three companies since 1992. He was elected a Vice President of the Company, Meridian Mutual, and Security in 1993.

   Mr.  Hartman, age 49, was elected a Senior Vice President
of  MIGI,  Mutual,  and Security  in  1995.   He         was
elected  a  Vice  President of  MIGI  in  1994  and  a  Vice
President of Meridian  Mutual and Security  in         1993.
Mr. Hartman has been employed by Meridian since 1976.

   Mr. Carl W. Buedel, age 50, was elected a Vice President of MIGI in 1994 and a Vice President of Meridian Mutual and Security in 1990. Currently serving as Director of the Commercial Lines Division, Mr. Buedel has been a Meridian employee since 1981.

  Mr. Hanrahan, age 51, was elected a Vice President of MIGI in 1994 and has been a Vice President of Meridian Mutual and Security for more than the past five years. A Meridian
employee  since 1981,               Mr. Hanrahan is Director
of  Strategic Business Development.

   Mr. Hazelbaker, age 41, was elected Chief Financial Officer and Treasurer of MIGI, Meridian Mutual, and Security in 1994 and a Vice President of all three companies in 1995. From 1987 until joining the Company in 1994, he was a partner with Coopers & Lybrand L.L.P.

      AGGREGATED  OPTION/SAR  EXERCISES  IN  1996  AND
             1996  YEAR-END  OPTION/SAR  VALUES

The following table sets forth information with respect to the executive officers named in the Summary Compensation Table for unexercised options held at December 31, 1996. The named executive officers did not exercise any options during 1996. The Company does not have any outstanding stock appreciation rights.

        Shares      Value    Number of               Value of Unexercised
        Acquired On Real-    Securities              In-the-Money
        Exercise(#) ized($)  Underlying              Options/SARs
                     (1)     Unexercised             at Fiscal Year
                             Options/SARs at         End ($)(2)
                             Fiscal Year End (#)     Exercisable (E)/
                             Exercisable (E)/        Unexercisable (U)
                             Unexercisable (U)

Norma J.
Oman       _0_       _0_        50,021 E             $ 143,810  E
                                25,011 U                71,907  U
Steven R.
Hazelbaker _0_       _0_        12,126 E                34,862  E
                                 6,063 U                17,431  U
J. Mark
McKinzie   _0_       _0_        11,116 E                31,959  E
                                 5,558 U                15,979  U
Brent
Hartman   _0_       _0_         15,158 E                43,579  E
                                 7,579 U                21,790  U
Timothy J.
Hanrahan  _0_       _0_          9,448 E                27,163  E
                                 4,725 U                13,584  U

(1)                  Aggregate  market value of  the  Common
Shares covered by the option less the aggregate price paid by the executive.

(2)                  Amounts reflecting gains on outstanding
options are based on the December 31, 1996, closing stock price which was $14.75.

Pension Plan

   Through 1996, Meridian Mutual maintained for the benefit of eligible employees a defined benefit pension plan, designated as The Meridian Mutual Insurance Company Pension Plan. (Effective January 1, 1997, the Company became the employer of all Meridian employees and adopted all Meridian Mutual employee benefit plans, including this pension plan.) Under the plan, all Meridian employees completing more than 1,000 hours of employment in a 12-month period become eligible to participate in the plan. The following table sets forth the range of estimated annual benefits payable upon retirement for graduated levels of average annual earnings and years of service for employees under the pension plan, based on retirement at age 65 in 1997. The annual earnings can not exceed the $160,000 maximum compensation limit for purposes of pension calculations.

                    PENSION  PLAN  TABLE

                                     Years  of  Service
Remuneration         15        20       25     30       35

  $120,000        $28,753   $38,337  $47,921 $57,506  $67,090
   200,000         39,253    52,337   65,421  78,505   91,590
   250,000         39,253    52,337   65,421  78,505   91,590
   350,000         39,253    52,337   65,421  78,505   91,590
   450,000         39,253    52,337   65,421  78,505   91,590
   550,000         39,253    52,337   65,421  78,505   91,590
   650,000         39,253    52,337   65,421  78,505   91,590

  The plan provides a pension annuity beginning at age 65 of
1.125 percent of the employee's final monthly earnings (the employee's average monthly base pay during his or her five highest consecutive salary years out of the last ten) for each year of credited service, plus .625 percent of the employee's final monthly earnings in excess of the monthly Social Security covered compensation, if any, for each year of credited service (calendar years during which the employee completes at least 1,000 hours of employment) to a maximum of 35 years. There are also provisions for delayed retirement benefits, early retirement benefits, disability and death benefits, optional methods of benefit payment, payments to an employee who leaves after a certain number of years of service, and payments to the employee's surviving spouse. Early retirement benefits are available after age
55. Benefits listed in the table are computed based on a straight life annuity and are not subject to any deduction for Social Security or other offset amounts. The individual maximum annual benefit allowed under Section 415 of the
Internal Revenue Code is $125,000 for 1997. The compensation covered by the plan consists of salary and cash bonus, which for 1996 for the executives named in the Summary Compensation Table amounted to: Ms. Oman, $617,055; Mr. Hazelbaker, $216,923; Mr. Hartman, $224,846; Mr. McKinzie, $263,967; Mr. Hanrahan, $224,674.

   The estimated credited years of service for each of the individuals named in the Summary Compensation Table as of January 1997 are as follows:
                                           Estimated  Years of
                                            Credited Service

    Norma J. Oman                               23
    Steven R. Hazelbaker                         3
    J. Mark McKinzie                             8
    Brent Hartman                               21
    Timothy J. Hanrahan                         16

Supplemental  Retirement  Income  Plan

   The Supplemental Retirement Income Plan (the "Plan") was established for certain Meridian employees who participate in the Meridian Mutual Insurance Company Pension Plan (now the Meridian Insurance Group, Inc. Pension Plan), solely for the purpose of providing benefits in excess of the limitations imposed by Section 401(a)(17) and Section 415 of the Internal Revenue Code on plans to which those Sections apply. The Supplemental Retirement Benefit payable to an eligible Participant in the form of a straight life annuity over the lifetime of the Participant only, commencing on his or her Normal Retirement Date, shall be a monthly amount equal to the difference between (a) the monthly amount of the Qualified Plan Retirement Benefit to which the Participant would have been entitled under the Qualified Plan, if such Benefit were computed without giving effect to the limitations on benefits imposed by Section 401(a)(17) and Section 415 of the Code, and (b) the monthly amount of the Qualified Plan Retirement Benefit actually payable to the Participant under the Qualified Plan.

  The following table sets forth the Supplemental Retirement Benefit payable upon retirement for graduated levels of average annual earnings and years of service for Participants under the Plan, based on retirement at age 65 in 1997. The benefits in the table are not subject to any deduction for Social Security or other offset amounts. The 1996 compensation covered by the Plan for the executives named in the Summary Compensation Table is listed above under the caption "Pension Plan," as are the estimated years of credited service for the same individuals.

        Supplemental  Retirement  Income  Plan  Table

                                  Years  of  Service
Remuneration              15      20      25        30      35
$170,000           $     2,625 $ 3,500 $ 4,375 $  5,250 $  6,125
200,000                 10,500  14,000  17,500   21,000   24,500
250,000                 23,625  31,500  39,375   47,250   55,125
350,000                 49,875  66,500  83,125   99,750  116,375
450,000                 76,125 101,500 126,875  152,250  177,625
550,000                102,375 136,500 170,625  204,750  238,875
650,000                128,625 171,500 214,375  257,250  300,125

Executive  Bonus  Compensation  Plan

   Meridian maintains a bonus compensation plan for key executive employees. Plan participants are chosen each year by the President, subject to approval of the Compensation Committees of the Meridian Mutual and MIGI Boards of
Directors.   The  purpose  of  the  plan  is  to   establish
compensation   commensurate   with   corporate   performance
compared to goal. Criteria for determining bonus payments generally are established prior to the commencement of each year. The performance measure for 1996 was the combined pre-tax net income of Meridian Mutual and Security, with graduated amounts of cash bonuses payable if Meridian
Mutual's  and  Security's  financial  performance  met   the
threshold level of 80 percent of goal or exceeded it up to a maximum of 120 percent of goal. The performance measure for 1997 is the combined pre-tax net income of Meridian Mutual, Security, and Citizens Security Group (composed of CSM, Fund, and ICO), with graduated amounts of cash bonuses payable if these companies' combined financial performance meets the threshold level of 80 percent of goal or exceeds
it  up  to  a  maximum of 120 percent of goal.   Performance
relative to the predetermined goals is evaluated as soon  as
practicable  after  the  close of the  year.   Actual  bonus
awards are determined on the basis of this evaluation and paid in cash.

               COMPENSATION  COMMITTEE  REPORT
                 ON  EXECUTIVE  COMPENSATION

   The  Compensation Committee of MIGI's Board of Directors,
together with the Compensation                     Committee
of  Meridian  Mutual,  is responsible for  establishing  and
administering the executive             compensation program
for MIGI executives, all of whom were Meridian Mutual employees during 1996. (Effective January 1, 1997, the Company became the employer of all Meridian employees.) Both of these Compensation Committees are composed entirely of directors who are not employees of the Company.

Compensation  Policy

   The goal of MIGI's executive compensation policy is to attract, motivate and retain competent personnel, while at the same time ensuring an appropriate relationship exists between executive pay and the performance of the Company. In establishing the base salary portion of executive compensation, the Committee gives significant consideration to factors such as maintaining the Company's competitiveness, establishing efficient and effective use of Company resources, preserving the Company's good standing with regulatory and rating agencies, overseeing development of adequate loss reserves, managing daily operations, and developing and achieving long-term and strategic objectives, but the Committee has assigned no relative weights to these factors. Through bonus compensation plans, the Committee seeks to reward the attainment of targeted income goals. The Compensation Committee's philosophy is to slow the growth in base salary while putting a greater portion of total compensation at risk through the bonus plan. Additionally, the Committee seeks to provide equity-based incentives to further motivate executives over the long term to respond to MIGI's business challenges and opportunities as owners rather than just as employees. It is the intention of the Compensation Committee that executive annual compensation shall continue to be tax deductible to the Company.

    In determining appropriate levels of executive compensation, the Compensation Committee annually evaluates salary surveys produced by independent compensation consulting firms. For the positions of Chief Executive Officer and Chief Financial Officer, the surveys provide data to compare the Company with other insurance companies, as well as across all industries, based upon a number of parameters, including comparable asset levels, direct written premiums, and net written premiums. For other executive positions, salary surveys comparing the Company with other insurance companies of similar asset and premium levels are utilized. Some of the insurance companies participating in the salary surveys are included in the Total Return Industry Index for Nasdaq Insurance Stocks, as shown in the Stock Performance Chart of this Proxy Statement.

  The cash bonus compensation plan is the vehicle by which executives can earn additional compensation, depending on the attainment by Meridian Mutual and Security of certain levels of annual pre-tax income. See "Executive Bonus Compensation Plan." The size of the cash bonus awarded as a percentage of base salary is benchmarked annually against the salary surveys and other information provided by independent compensation consulting firms.

   The Company's long-term incentive program consists of grants made under the Employee Incentive Stock Plan. This plan provides for the grant of incentive stock options, non-qualified stock options, appreciation rights and restricted stock awards to key Meridian employees. In early 1994 the Compensation Committee adopted a long-term incentive plan designed by an outside consultant. Under this plan each member of the executive group received options which have a ten-year term and became exercisable in one-third increments in March of 1995, 1996, and 1997. The size of the option grant was a percentage of the individual's base salary, with separate percentages applicable to the Chief Executive
Officer, Senior Vice President, and all other executive officers, again commensurate with the amount of responsibility for their positions. In establishing the size of the grants, the Committee considered outstanding options granted in 1991 and observed market practices for similar positions in stock insurance companies, some of which are included in the Total Return Industry Index for Nasdaq Insurance Stocks.

Bases  for  CEO  Compensation

  The Company's total revenues in 1996 were a record high of $186.6 million, a 16.7 percent increase over 1995's $159.8 million. The 1996 total includes five months of premiums and investment income from the Citizens Security Group companies which were acquired on July 31, 1996. Aside from the increase in premium volume attributable to the Citizens Security Group, premiums earned by the Meridian operation increased approximately 6.1 percent, or $8.8 million, over the 1995 total. The Company's net income for 1996 was $5.8 million, or $0.86 per common share, as compared to a record-high $11.6 million, or $1.72 per common share, in 1995. The 1996 results were negatively impacted by a series of severe storms that produced an unusually large volume of property damage claims throughout the Company's operating territory. The after-tax impact of catastrophe and other weather-related non-catastrophic claims is estimated to be approximately $1.17 per share in 1996, compared to approximately $0.42 per share in 1995. The 1996 catastrophe losses represent the largest catastrophe loss total in the Company's history.

   The Chief Executive Officer's base salary was increased during 1996 to reward individual accomplishments during 1995 in, among other things, further streamlining operations, improving service to customers, expanding markets and achieving other long-range business and operating objectives, without assigning relative weights to these factors. The new base salary was below the average for chief executive officers of insurance companies with direct and net written premiums over $200 million and below the average for chief executive officers of similarly-sized companies across all industries.

   As described above, bonus compensation is tied to the attainment of corporate performance goals. Because the 1996 combined pre-tax net income of Meridian Mutual and Security did not meet the level established under the executive bonus compensation plan, Ms. Oman did not receive a bonus under that plan for 1996 results. Ms. Oman's below-average base salary, combined with the absence of a cash bonus, produced a total compensation package lower than the average paid to chief executive officers of the comparison companies. This illustrates the Compensation Committee's philosophy to place a greater portion of total compensation at risk through the bonus plan.

Compensation  of  Other  Executive  Officers

  With respect to compensation of other executives of the Company, the Compensation Committee utilizes salary surveys by independent consultants to establish base salaries. During 1996, the executives' base salaries were adjusted relative to the assignment of internal responsibility, to their individual contributions to the Company's performance, and to the results of the latest salary surveys, without applying relative weights to these factors. These salaries are below the competitive range of those persons holding comparably responsible positions at similarly-sized insurance companies, both regionally and nationally; however, the bonus opportunities for the Company's executives are greater than those offered by the competition. The Compensation Committee's philosophy is to put the bonus award at risk and to compensate for that risk with a slightly-higher-than-average total compensation package when the bonus is earned.

   Because the 1996 combined pre-tax net income of Meridian Mutual and Security was below the level established under the executive bonus compensation plan, the Compensation Committee did not award cash bonuses under that plan for 1996 results. In the absence of a bonus, the total compensation paid to the executives listed in the Summary Compensation Table was lower than the comparison companies surveyed, demonstrating the Compensation Committee's commitment to the philosophy of putting a significant portion of executive compensation at risk.

MIGI Compensation Committee         Meridian Mutual
                                        Compensation Committee

Van P. Smith, Ramon L. Humke, &     Van P. Smith, Ramon L. Huke &
Thomas H. Sams                      Martha D. Lamkin

Stock  Performance  Chart

   The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Shares during the five fiscal years ended December 31, 1996, with the cumulative total return of the Center for Research in Securities Prices (CRSP) Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Industry Index for Nasdaq Insurance Stocks. The comparison assumes $100 was invested on December 31, 1991, in the Company's Common Shares and in each of the foregoing indices and assumes reinvestment of dividends. The CRSP Total Return Industry Index for Nasdaq Insurance Stocks includes all insurance companies quoted on the Nasdaq stock market within the SIC codes 631 and 633. Upon written request to MIGI's Secretary, the Company will undertake to make accessible the identity of those companies listed on the Nasdaq insurance stock index.

In  the Proxy Statement mailed to Company Shareholders, this
space   will   contain  a  graph  depicting  the   following
information.

                 NASD Total         NASD
Year     MIGI    Market (US)   Insurance Stocks
1991  100.00%     100.00%         100.00%
1992  146.48      116.38          135.34
1993  157.64      133.60          142.15
1994  150.33      130.59          136.26
1995  222.28      184.67          193.56
1996  225.19      227.16          220.57

Compensation  Committee  Interlocks  and  Insider
 Participation

   The Company's Compensation Committee consists of Van P. Smith, Thomas H. Sams, and Ramon L. Humke, Chairman of the MIGI Board of Directors. The bylaws of the Company provide that the Chairman of the Board is an officer of the Company, but Mr. Humke is not an employee of the Company.

Change  in  Control  Agreement

   The Board of Directors of Meridian Mutual approved the execution of a Change in Control Agreement ("Agreement") between Meridian Mutual and Ms. Oman and Mr. McKinzie on March 18, 1992, and between Meridian Mutual and Messrs. Hartman and Hazelbaker on June 29, 1994. Under the Agreement, a "change in control" shall have occurred if there is a merger or consolidation to be reported to the Indiana Department of Insurance or if "(a) any person or entity, other than a trustee or fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner, directly or indirectly, of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (in the event of a demutualization); (b) there is a merger or consolidation of the Company in which the Company does not survive as an independent Company; (c) the business or businesses of the Company for which your services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets of the Company or otherwise; or
(d) there is a voluntary election to the majority of the Board of Directors of persons selected by a person or entity in exchange for any material consideration to the Company by said person or entity." For purposes of this paragraph only, the word "Company" refers to Meridian Mutual.

   Upon termination of employment of any of these executive officers within two years after a "change in control," the affected officer shall continue to receive his or her base salary, at the rate of compensation existing prior to the "change in control," plus certain other benefits provided for full-time employees, for two years from the date of separation of employment, unless dismissed for "cause." Securing other gainful employment will reduce or eliminate payments under this Agreement during the second year after separation of employment. The Meridian Mutual Board of
Directors may not waive or modify any provisions or conditions of the Agreement without the written consent of the other party to the Agreement, although Meridian Mutual may elect not to extend the Agreement, by notice to the executive officer given prior to December 31 of the preceding year.

Compensation  of  Directors

   Directors of MIGI who are also salaried employees of the Company receive no fees for services as directors. MIGI Board members who are not salaried Company employees and who do not serve on the Board of any affiliates are paid an annual retainer of $10,000. Nonemployee MIGI Board members serving on the Board of an affiliate receive a $1,000 annual retainer from MIGI. All directors, other than salaried employees, receive per diem meeting fees of $600 for each Board or Committee meeting attended, not to exceed a total of $850 per day for attendance at two or more Board or Committee meetings on a single day. The Meridian Mutual Chairman of the Board receives an additional $10,000 per year while the chairmen of one or more affiliated Boards or one or more Board committees receive an additional $1,600 per year for services in such capacities.

   Meridian Mutual has a defined benefit pension plan, designated as The Meridian Mutual Insurance Company Nonemployee Directors' Pension Plan, for the benefit of eligible nonemployee directors of Meridian Mutual or any of its subsidiaries. Nonemployee directors become eligible to participate in the plan following the completion of five years of "credited service," defined as all calendar years in which the director has attended, as a nonemployee director, at least 50 percent of the regularly scheduled quarterly meetings for that calendar year. The plan provides a monthly retirement allowance equal to 1.75 percent of the final earnings for each year of credited service. Final earnings mean the five consecutive years with the highest average annual total fees paid during the period of directorship. The monthly retirement allowance commences on the director's retirement date and continues each month thereafter during his or her lifetime. There are also provisions for delayed retirement benefits, early retirement benefits, limited death benefits, and an optional method of benefit payment. Early retirement benefits are available after age 55.

   MIGI's shareholders approved the 1994 Outside Director Stock Option Plan (the "Director Plan"). An "Outside
Director" is a director of either the Company or Meridian Mutual who is not on the date of grant an employee of the Company or Meridian Mutual or any of their subsidiaries. Each Outside Director was granted an Option to purchase 1,000 Common Shares in May of 1994, 1995, and 1996, and each Outside Director automatically will be granted an Option to purchase 1,000 Common Shares on the date of each annual meeting of shareholders in the years 1997 through 2003, unless the Director Plan is terminated earlier. The exercise price per share for each Option will be equal to the fair market value of a Common Share on the date of grant of the Option. No consideration will be paid by the grantee to the Company for the granting of an Option. Each Option will be exercisable commencing one year after the date of grant, and each Option will expire no later than ten years after the date of grant.

   PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE
                           COMPANY

   The  Board of Directors has unanimously approved amending
Article IV (the "Amendment") of the Company's Restated Articles of Incorporation to create a new class of Preferred Shares. The following summary of the Amendment is qualified in its entirety to the text of the Amendment, which is attached as Exhibit A to this Proxy Statement and incorporated herein by reference. If the proposal is approved, the Amendment will become effective at the time the Company files Articles of Amendment with the Indiana Secretary of State.

   The authorized capital stock of the Company presently consists of 20,000,000 Common Shares. As of March 14, 1997, there were 6,779,375 Common Shares issued and outstanding. An additional 750,000 Common Shares of the Company are reserved for issuance under the Company's 1996 Employee Incentive Stock Plan, and 150,000 Common Shares are reserved for issuance under the 1994 Outside Director Stock Option Plan.

   The Amendment would increase the number of authorized shares from 20,000,000 to 20,500,000, 20,000,000 being
Common Shares and 500,000 being Preferred Shares. The Amendment provides that the Preferred Shares could be issued from time to time in one or more series. The Board of Directors, without further approval of the holders of Common Shares, would be authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges, and restrictions applicable to each such series of Preferred Shares.

   The Board of Directors recommends approving the Amendment in order to increase the Company's financial flexibility. The Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than exists now. The

Preferred Shares would be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. No further action or authorization by the Company's shareholders would be necessary prior to the issuance of the Preferred Shares unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed. Common shareholders would not have preemptive rights to subscribe for Preferred Shares. The Company does not have any immediate plans, agreements, understandings or arrangements which would result in the issuance of any Preferred Shares.

   It is not possible to state the precise effect of the Amendment upon the rights of the Common Shareholders until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of any future series of Preferred Shares. However, such effects might include (i) restrictions on dividends; (ii) dilution of the voting power to the extent that the Preferred Shares were given voting rights; (iii) dilution of the equity interest and voting power if the Preferred Shares were convertible into Common Shares; and (iv) restrictions upon any distribution of assets to the holders of the Company's Common Shares upon liquidation or dissolution until the satisfaction of any liquidation preference granted to holders of the Preferred Shares.

   The issuance of Preferred Shares could, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Company's Common Shares at a premium or otherwise adversely affect the market price of Common Shares. Although the Board of Directors has no present intention of doing so, it could issue Preferred Shares with voting or conversion privileges intended to make acquisition of the Company more difficult or more costly. Such an issuance could be used to discourage or limit the shareholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders. In opposing such transaction, the Preferred Shares could be privately placed with purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Shares to vote either separately as a class or with the holders of the Company's Common Shares on any merger, sale, or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the share ownership of a person or entity seeking to obtain control of the Company, should the Board of Directors consider the action of such entity or person not to be in the best interest of the shareholders and the Company. Such issuance of Preferred Shares could also have the effect of diluting the earnings per share, book value per share, and voting power of Company Common Shares held by shareholders.

   As stated above, the Company does not have any immediate plans, agreements, understandings or arrangements which would result in the issuance of any Preferred Shares. Likewise, the Board is unaware of any effort to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise. Therefore, the terms of any Preferred Shares subject to this proposal cannot be stated or estimated with respect to any or all of the securities authorized.

   The Board of Directors recommends that the shareholders vote FOR approval of the Amendment to the Company's Articles of Incorporation.

                  APPOINTMENT  OF  AUDITOR

   The  firm  of  Coopers & Lybrand L.L.P.   served  as  the
independent auditor for MIGI for the fiscal year       ended
December 31, 1996. The Board of Directors has not selected an independent auditor for the current fiscal year ending December 31, 1997. It is anticipated that the Audit Committee, at its meeting scheduled for April 24, 1997, will recommend to the Board that Coopers & Lybrand L.L.P. be selected as the independent auditor for 1997. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

                   SHAREHOLDER  PROPOSALS

   Shareholder proposals intended to be considered at the 1998 Annual Meeting of Shareholders must be in writing and received by MIGI's Secretary at MIGI's principal executive offices at 2955 N. Meridian Street, P.O. Box 1980, Indianapolis, IN 46206, not later than December 3, 1997. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission and represent a proper subject for shareholder action under Indiana law.

COMPLIANCE    WITH   SECTION   16(a)   OF   THE   SECURITIES
 EXCHANGE  ACT  OF  1934

   Section 16(a) of the Securities Exchange Act of 1934 requires MIGI's directors and executive officers, and persons who own more than ten percent of a registered class of MIGI's equity securities, to file with the Securities and Exchange Commission and provide to MIGI initial reports of ownership and reports of changes in ownership of Common
Shares and other equity securities of MIGI. To MIGI's knowledge, based solely on a review of the copies of such reports furnished to MIGI and written representations that no other reports were required, during the fiscal year ended December 31, 1996, its officers, directors and greater than ten-percent beneficial owners have complied with all Section 16(a) filing requirements applicable to them.

                       OTHER  MATTERS

   Management is not aware of any matters to come before the meeting which will require the vote of shareholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matters calling for shareholder action should properly come before the meeting or any adjournment thereof, those persons named as proxies in the enclosed Proxy will vote thereon according to their best judgment.

            INFORMATION INCORPORATED BY REFERENCE

    The following information has been incorporated by reference into this Proxy Statement: the audited financial statements of the Company and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Annual Report to Shareholders, which was mailed concurrently with this Proxy Statement. You are encouraged to review the financial information contained in the Annual Report before voting on the proposal to amend the Company's Restated Articles of Incorporation.



                                  By Order of the Board of
Directors,




                                  Norma J. Oman
                                  President and
                                  Chief  Executive  Officer




                        April 2, 1997
                          EXHIBIT A
               MERIDIAN INSURANCE GROUP, INC.

 Current Wording of Article IV, Sections 4.01 through 4.04, of the Company's Restated Articles of Incorporation

Section 4.01. Number. The total number of shares which the Corporation shall have authority to issue is twenty million
(20,000,000) shares.

Section 4.02. Classes. There shall be one class of shares of the Corporation, which shall be designated as "Common
Shares."

Section 4.03. Preferences, Limitations and Relative Rights of Common Shares. All Common Shares shall have the same rights, preferences, limitations and restrictions.

Section 4.04. Voting Rights of Shares. Each holder of Common Shares shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

 Proposed Wording of Article IV, Sections 4.01 through 4.04, of the Company's Restated Articles of Incorporation

Section 4.01.  Number.  The total number of shares which the
Corporation  has  authority to  issue  shall      be  twenty
million five hundred thousand (20,500,000) shares.

Section 4.02. Classes. There shall be two (2) classes of shares of the Corporation, consisting of twenty million (20,000,000) shares of common stock (the "Common Shares"), and five hundred thousand (500,000) shares of preferred stock (the "Preferred Shares").

Section 4.03. Voting Rights, Preferences, Limitations and Other Rights of Common Shares. Each holder of Common Shares shall be entitled one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares. All Common Shares shall have the same rights, preferences, limitations and other rights.

Section  4.04.  Voting Rights, Preferences, Limitations  and
Other  Relative  Rights of Preferred Shares.       (a)   The
Preferred Shares may be issued from time to time in one or more series. The Board of Directors shall have the authority to determine and state the designation and the relative preferences, limitations, voting rights, if any, and other rights of each series of Preferred Shares by specifying such matters in an amendment to these Articles of Incorporation, which amendment may be adopted and become effective without further shareholder approval as provided by the Act. All Preferred Shares of the same series shall have the same relative preferences, limitations, voting rights, if any, and other rights.

(b) Without limiting the generality of the foregoing, the Board of Directors shall have the authority to determine the following for each series of Preferred Shares:

  (i) The designation of such series, the number of shares which shall initially constitute such series and the stated value thereof;

(ii) Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be special, conditional or limited or no voting rights except as required by law;






(iii) The rate or rates and the time or times at which dividends and other distributions on the shares of such series shall be paid, the relationship or priority of such dividends or other distribution to those payable on Common Shares or to other series of Preferred Shares, and whether or not any such dividends shall be cumulative;

(iv) The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative priorities, if any, to be accorded such payments in liquidation;

  (v) The terms and conditions upon which either the Corporation may exercise a right to redeem shares of such series or upon which the holder of such shares may exercise a right to require redemption of such shareholder's
Preferred Shares, including any premiums or penalties applicable to exercise of such rights;

(vi) Whether or not a sinking fund shall be created for the redemption of the shares of such series, and the terms and conditions of any such fund;

(vii) Rights, if any, to convert any shares of such series, either into Common Shares or into other series of Preferred Shares and the prices, premiums or penalties, ratios and other terms applicable to any such conversion;

(viii)     Restrictions  on  acquisition,  rights  of  first
refusal  or  other  limitations  on  transfer  as   may   be
applicable to such series, including any series intended to be offered to a special class or group; and

(ix) Any other relative rights, preferences, limitations, qualifications or restrictions on such series of Preferred Shares, including rights and remedies in the event of default in connection with dividends, other distributions or redemptions.


PROXY CARD
               Meridian Insurance Group, Inc.
 This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on May 14,
                            1997

   The undersigned appoints Harold C. McCarthy, Sarah W. Rowland, and Van P. Smith, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Meridian Insurance Group, Inc., to be held on May 14, 1997, at 2:00 p.m., EST, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Shares of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR proposal
2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

  The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

YOUR VOTE IS IMPORTANT!  PLEASE MARK, SIGN AND DATE THIS
PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE
ACCOMPANYING ENVELOPE.

Meridian Insurance Group, Inc.
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK
                          INK ONLY.




1.   Election of Directors-        2.   Approval of amendment to Articles of
J. Barnette, S. Broughton,           Incorporation to create class of
R. Humke, T. Sams                    Preferred Shares

For      Withheld      For All          For    Against    Abstain
All         All        Except
_________________________________
(Except nominee(s) written above.)


The undersigned acknowledges receipt of the Notice of Annual
Meeting of Shareholders and of the Proxy Statement.

   Dated:        , 1997

Signature(s)


   Please sign exactly as your name appears. Joint owners should each sign personally. When applicable, indicate your official position or representation capacity.